MID-ATLANTIC COMMUNITY BANKGROUP, INC.
Exhibit (11)--Statement re: computation of per share earnings


                                               3 Months Ended September 30,
                                                  1997             1996
                                                  ----             ----

PRIMARY

       Average shares outstanding                1,042,045            944,333
       Net effect of dilutive stock
         options--based on the treasury
         stock method using average
         market price                               33,106             30,914
                                            --------------     --------------

       TOTAL                                     1,075,151            975,247
                                            ==============     ==============


       Net Income                           $      415,892     $      403,625
                                            ==============     ==============


       Per Share Amount                     $         0.39     $         0.41
                                            ==============     ==============


FULLY DILUTED

       Average shares outstanding                1,042,045            944,333
       Net effect of dilutive stock
         options--based on the treasury
         stock method using the year
         end market price, if higher
         than average market price                  34,504             33,064
                                            --------------     --------------

       TOTAL                                     1,076,549            977,397
                                            ==============     ==============


       Net Income                           $      415,892     $      403,625
                                            ==============     ==============


       Per Share Amount                     $         0.39     $         0.41
                                            ==============     ==============

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